Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,193,300)
Unrealized Gain (Loss) on Market Value of Futures	(5,686,380)
Dividend Income	127
Interest Income	1,090
ETF Transaction Fees	2,100
Total Income (Loss)	$(7,876,363)

Expenses
General Partner Management Fees	$23,814
Professional Fees	22,050
Brokerage Commissions	1,498
Non-interested Directors' Fees and Expenses	387
Prepaid Insurance Expense	314
Total Expenses	48,063
Expense Waiver	(19,486)
Net Expenses	$28,577
Net Income (Loss)	$(7,904,940)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/14	$37,390,084
Additions (300,000 Shares)	9,460,299
Withdrawals (100,000 Shares)	(3,080,697)
Net Income (Loss)	(7,904,940)

Net Asset Value End of Month	$35,864,746
Net Asset Value Per Share (1,300,000 Shares)	$27.59

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612